Exhibit 10.71

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

Principal Amount: $[25,000.00] **Issue Date: [12-24], 2020**

NUTRALIFE BIOSCIENCES, INC.

10% PROMISSORY NOTE

FOR VALUE RECEIVED, pursuant to the terms and conditions of this 10% Promissory Note (this "Note"), NutraLife Biosciences, Inc., a Florida corporation (the "Company"), hereby promises to pay to the order of the holder as set forth on the signature page hereof, or registered assigns (the "Holder"), on the one year anniversary of the Issue Date as set forth above (the "Maturity Date") or earlier as required pursuant to this Note, the principal amount as set forth above (the "Principal Amount"), and to pay interest on the outstanding Principal Amount as set forth herein in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (the "Indebtedness") has not been repaid by the Company as of such applicable date. Interest shall commence accruing on the date hereof (the "Issue Date"), computed on the basis of a 365-day year and the actual number of days elapsed, and shall be payable as set forth herein.

This Note is entered into pursuant to a Subscription Agreement by and between the Company and the Holder dated as of the Issue Date (the "Agreement") and is subject to the terms and conditions thereof.

This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Holder Protection Corporation or any other governmental or private fund or entity.

The following terms shall apply to this Note:

Section 1. Definitions. Defined terms used herein without definition have the meanings given them in the Agreement. The Company and the Holder may be referred to herein individually as a "Party" and collectively as the "Parties".

Section 2. Interest; Late Fees; Prepayment.

(a) Interest shall accrue on the Principal Amount at the rate of ten percent (10%) per annum, simple interest, non-compounded basis (the "Interest"). To the extent not earlier repaid as set forth herein, the Principal Amount and the accrued and unpaid Interest (collectively, the "Indebtedness") shall be due and payable in full on the Maturity Date or such earlier date as the Indebtedness may be due hereunder pursuant to the terms herein. No payments of the Principal Amount

IN WITNESS WHEREOF, the undersigned has executed this Note as of the Issue Date.

NutraLife Biosciences, Inc.

By: Edgar Ward
Name: Edgar Ward
Title: Chief Executive Officer

Agreed and accepted:

Holder name: KENNETH R KLIMAS

By: Kenneth R Klimas

Name: ____________________

Title: ____________________
(if applicable)

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